                PHELPS DODGE CORPORATION AND SUBSIDIARIES

                               Exhibit 11

COMPUTATION OF PER SHARE EARNINGS
(Unaudited; dollars in millions except per share data)


                                                                                                      Six Months Ended
                                                                     Second Quarter                       June 30,
                                                                     --------------                       --------
                                                                  2002             2001             2002            2001
                                                                  ----             ----             ----            ----
Loss before cumulative effect of accounting change .....        $  (36.4)          (110.5)          (41.2)          (94.3)
Cumulative effect of accounting change (1) .............              --               --           (22.9)           (2.0)
                                                                --------         --------        --------        --------
Net loss ...............................................        $  (36.4)          (110.5)          (64.1)          (96.3)
Preferred stock dividends ..............................            (2.4)              --            (2.4)             --
                                                                --------         --------        --------        --------
Loss applicable to common shares .......................        $  (38.8)          (110.5)          (66.5)          (96.3)
                                                                ========         ========        ========        ========

Basic:
     Average number of common shares outstanding .......            80.6             78.5            79.6            78.5

Diluted:
     Average number of common shares outstanding .......            80.6             78.5            79.6            78.5
     Common stock equivalents - stock options ..........             0.1               --             0.1              --
     Common stock equivalents - restricted stock .......             0.2              0.2             0.2             0.2
     Conversion of mandatory convertible preferred stock             1.1               --             0.5              --
                                                                --------         --------        --------        --------
     Diluted average number of common shares
         outstanding ...................................            82.0             78.7            80.4            78.7


Basic loss per share:

     Loss before cumulative effect of accounting change         $  (0.48)           (1.41)          (0.55)          (1.20)
         Cumulative effect of accounting change (1) ....              --               --           (0.29)          (0.03)
                                                                --------         --------        --------        --------
     Basic loss per share ..............................        $  (0.48)           (1.41)          (0.84)          (1.23)

Diluted loss per share:

     Loss before cumulative effect of accounting change         $  (0.44)           (1.40)          (0.51)          (1.20)
         Cumulative effect of accounting change (1) ....              --               --           (0.29)          (0.03)
                                                                --------         --------        --------        --------
     Diluted loss per share (2) ........................        $  (0.44)           (1.40)          (0.80)          (1.23)


(1) The six months ended June 30, 2002, included adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," and the six months ended June 30, 2001, included adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (as amended by SFAS No. 137) and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities."

(2) Diluted loss per share was anti-dilutive for the 2002 and 2001 second quarters and for the six months ended June 30, 2002.